UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 6, 2008

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Committed Equity Financing Facility

On May 7, 2008, Jazz Pharmaceuticals, Inc. (the “Company”) entered into a Committed Equity Financing Facility (the “CEFF”) with Kingsbridge Capital Limited (“Kingsbridge”), pursuant to which, Kingsbridge committed to purchase, subject to certain conditions, up to $75 million of the Company’s common stock over a three year period following the effectiveness of the registration statement to be filed by the Company with the Securities and Exchange Commission pursuant to the terms of the Registration Rights Agreement (as defined below), subject to early termination in certain circumstances as set forth in the Purchase Agreement (as defined below). Under the CEFF, the maximum number of shares that the Company may sell to Kingsbridge is 4,922,064 shares (exclusive the shares underlying the Warrant discussed below), less any shares that we may issue to Kingsbridge as liquidated damages under the terms of the Registration Rights Agreement, as discussed below, which may limit the amount of proceeds that the Company is able to obtain from the CEFF. As part of the CEFF, the Company entered into a common stock purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), and issued a warrant (the “Warrant”) to Kingsbridge to purchase up to 220,000 shares of the Company’s common stock with an exercise price of $11.20 per share. The Warrant is exercisable for a period of five years beginning six months after the date of issuance.

Subject to certain conditions and limitations, from time to time under the CEFF, the Company may require Kingsbridge to purchase shares of the Company’s common stock at a price that is between 90% and 94% of the volume weighted average price on each trading day during an eight day pricing period. This will allow the Company to raise capital as required, at the time and in the amounts the Company deems suitable. The maximum number of shares the Company may require Kingsbridge to purchase in any pricing period is, at the Company’s option, the greater of (i) 1.5% of the Company’s market capitalization at the time of the commencement of the pricing period or (ii) the lesser of (A) 3.0% of the Company’s market capitalization at the time of the commencement of the pricing period or (B) a number of shares determined by a formula based in part on the average trading volume and trading price of the Company’s common stock prior to the date of the draw down notice issued by the Company with respect to that pricing period; provided, however, that the shares the Company can require Kingsbridge to purchase in any pricing period cannot exceed an aggregate purchase price of $25 million. The minimum acceptable volume weighted average price for determining the purchase price at which the Company’s stock may be sold in any pricing period is the greater of $4.50 or 90% of the closing price of the Company’s common stock on the trading day immediately prior to the commencement of the pricing period. During the term of the CEFF, neither Kingsbridge nor any of its affiliates, nor any entity managed or controlled by it, can enter into any short sale of any shares of the Company’s common stock or engage, through related parties or otherwise, in derivative transactions directly related to shares of the Company’s common stock, except for derivative transactions during the term of a pricing period with respect to the shares that Kingsbridge purchased during that pricing period. In addition, neither Kingsbridge nor any of its affiliates, nor any entity managed or controlled by it, can sell during any draw down pricing period, shares of the Company’s common stock, other than shares of the Company’s common stock purchased (or to be purchased) during that draw down pricing period or shares of the Company’s common stock purchased by Kingsbridge during a previous draw down pricing period. The Registration Rights Agreement requires the Company to file a registration statement with respect to the resale of shares issuable pursuant to the CEFF and underlying the Warrant within 90 days of the Company’s entry into the CEFF, to use commercially reasonable efforts to have such registration statement declared effective by the Securities and Exchange Commission within 180 days of the Company’s entry into the CEFF, and to maintain the effectiveness of such registration statement for up to two years following the termination of the Purchase Agreement. Under the Registration Rights Agreement, in the event the Company fails to maintain the effectiveness of registration statement filed pursuant to the Registration Rights Agreement or the Company suspends the use of such registration statement, then, under certain circumstances, the Company may be required to pay certain amounts to Kingsbridge (or issue to Kingsbridge additional shares of common stock in lieu of cash payment) as liquidated damages.

The Company is not obligated to sell any of the $75 million of common stock available under the CEFF and there are no minimum commitments or minimum use penalties. During the term of the CEFF, without the prior written consent of Kingsbridge, the Company may not issue securities that are, or may become, convertible or exchangeable into shares of common stock where the purchase, conversion or exchange price for that common stock is determined using any floating discount or other post-issuance adjustable discount to the market price of the common stock, including pursuant to an equity line or other financing that is substantially similar to the arrangement provided for in the CEFF. The CEFF does not contain any restrictions on the Company’s operating activities, automatic pricing resets or minimum market volume restrictions.

The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, in connection with obtaining Kingsbridge’s commitment under the CEFF, and for the issuance of the Warrant in consideration of such commitment.

In connection with the Registration Rights Agreement, the Company and certain of its stockholders entered into a Waiver and Amendment Agreement (the “Amendment Agreement”), which waived certain of the terms of that certain Third Amended and Restated Investor Rights Agreement made effective as of June 6, 2007 and as amended by and among the Company and the investors named therein (the “Investor Rights Agreement”) with respect to the entry into the Registration Rights Agreement and the filing of any registration statements pursuant thereto.

The foregoing is only a brief description of the material terms of the Purchase Agreement, the Warrant, the Registration Rights Agreement and the Amendment Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Amendment Agreement, the Warrant, the Registration Rights Agreement and the Purchase Agreement, respectively, that are filed as Exhibits 4.3C, 4.6A, 4.6B, and 10.70 to this Current Report on Form 8-K and incorporated by reference herein.

Master Services Agreement

On May 6, 2008, the Company entered into a Master Services Agreement (the “Master Services Agreement”) with Express Scripts Specialty Distribution Services Limited (“Express Scripts”) and CuraScript, Inc. (“CuraScript”), an affiliate of Express Scripts, pursuant to which, Express Scripts and CuraScript, subject to certain limitations, have the right to provide exclusive distribution and other customer support services to us related to the sale and marketing of Xyrem in the United States. Under the Master Services Agreement, the Company is billed monthly for the services performed by Express Scripts and CuraScript. The Master Services Agreement expires on December 31, 2010, subject to automatic one-year extensions thereafter until either party provides notice to the other of its intent to terminate the agreement at least 120 days prior to the end of the term. The Company may terminate the Master Services Agreement upon five days’ notice if Express Scripts or CuraScript is not in compliance with applicable regulatory requirements. The foregoing is only a brief description of the material terms of the Master Services Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Master Services Agreement that will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarterly period ending June 30, 2008. Reference is made to Item 1.02 below with respect to the Company’s relationship with Express Scripts.

Item 1.02	Termination of a Material Definitive Agreement.

Reference is made to the description set forth under Item 1.01 above with respect to the Master Services Agreement, which is incorporated into this Item 1.02 by reference. Upon execution of the new Master Services Agreement, the Amended and Restated Master Services Agreement (the “Prior Master Services Agreement”) dated as of May 31, 2005, as amended, between the Company and Express Scripts was terminated. Prior to the parties’ entry into the Master Services Agreement, Xyrem was distributed through Express Scripts under the Prior Master Services Agreement. There are no material changes to the rights and obligations of the parties between the Master Services Agreement and the Prior Master Services Agreement.

Item 3.02.	Unregistered Sales of Equity Securities.

Reference is made to the description set forth under Item 1.01 above with respect to the CEFF and the Warrant, which is incorporated into this Item 3.02 by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of Provision of the Code of Ethics.

On May 7, 2008, Jazz Pharmaceuticals, Inc. adopted an amended Code of Conduct, including changes to the Company’s Open Door Policy, that applies to all of our officers, directors and employees. The Code of Conduct was amended to designate the Chief Compliance Officer as the officer responsible for investigating reported compliance violations and addressing issues related to the Company’s compliance policies. A copy of the amended Code of Conduct is attached as Exhibit 14.1 hereto. The amended Code of Conduct will also be posted on the company’s website at www.jazzpharmaceuticals.com under the section entitled “Investors” at “Corporate Governance.”

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

4.3C	Waiver and Amendment Agreement, dated as of May 7, 2008, by and between the Registrant and the other parties named therein.

4.6A	Warrant issued to Kingsbridge Capital Limited, dated May 7, 2008.

4.6B	Registration Rights Agreement, dated as of May 7, 2008, by and between the Registrant and Kingsbridge Capital Limited.

10.70	Common Stock Purchase Agreement, dated as of May 7, 2008, by and between the Registrant and Kingsbridge Capital Limited.

14.1	Jazz Pharmaceuticals Code of Conduct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Carol A. Gamble
Carol A. Gamble
Senior Vice President, General Counsel
and Corporate Secretary

Date: May 9, 2008

EXHIBIT INDEX

Number	Description

4.3C	Waiver and Amendment Agreement, dated as of May 7, 2008, by and between the Registrant and the other parties named therein.

4.6A	Warrant issued to Kingsbridge Capital Limited, dated May 7, 2008.

4.6B	Registration Rights Agreement, dated as of May 7, 2008, by and between the Registrant and Kingsbridge Capital Limited.

10.70	Common Stock Purchase Agreement, dated as of May 7, 2008, by and between the Registrant and Kingsbridge Capital Limited.

14.1	Jazz Pharmaceuticals Code of Conduct.